    As filed with the Securities and Exchange Commission on October 25, 2005

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                               OUTLOOK GROUP CORP.
             (Exact name of registrant as specified in its charter)

                WISCONSIN                                         39-1278569
    (State or other jurisdiction of                            (I.R.S. Employer
     incorporation or organization)                          Identification No.)

           1180 AMERICAN DRIVE
            NEENAH, WISCONSIN                                       54956
(Address of Principal Executive Offices)                          (Zip Code)

                                   ----------

                               OUTLOOK GROUP CORP.

                            2005 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

            PAUL M. DREWEK                                     Copy to:
Chief Financial Officer and Secretary                     KENNETH V. HALLETT
         Outlook Group Corp.                              Quarles & Brady LLP
         1180 American Drive                           411 East Wisconsin Avenue
       Neenah, Wisconsin 54956                        Milwaukee, Wisconsin 53202
                     (Name and address of agent for service)

                                 (920) 722-2333
          (Telephone number, including area code, of agent for service)

                                   ----------

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                PROPOSED           PROPOSED
                                                 MAXIMUM           MAXIMUM
TITLE OF SECURITIES TO BE    AMOUNT TO BE    OFFERING PRICE       AGGREGATE           AMOUNT OF
        REGISTERED          REGISTERED (1)      PER SHARE     OFFERING PRICE(2)   REGISTRATION FEE
-------------------------   --------------   --------------   -----------------   ----------------
Common Stock, par value     200,000 shares       (2)(3)           $2,873,000           $338.15
   $.01 per share

     (1) The Outlook Group Corp. 2005 Stock Incentive Plan (the "2005 Plan") provides for possible adjustment of the number, price, and kind of shares covered by options granted or to be granted, and of the number and kind of shares which may be awarded as restricted stock. This registration statement therefore covers, in addition to the above stated 200,000 shares, an indeterminate number of shares that may become subject to the 2005 Plan by means of any such adjustment.

     (2) Pursuant to paragraphs (c) and (h) of Rule 457 and estimated solely for the purpose of computing the registration fee, the maximum aggregated offering price is based on 200,000 outstanding Common Stock shares at $14.365 per share, which is the average of the high and low sales prices of the Registrant's Common Stock as reported in the Nasdaq Stock Market on October 21, 2005. The actual offering price for future awards will be determined in accordance with the terms of the 2005 Plan.

     (3) Under the 2005 Plan, the exercise price at which common stock shares may be purchased under each option shall not be less than the Fair Market Value of the Outlook Group Corp.'s Common Stock on the date the option is granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to the 2005 Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Outlook Group Corp. (Commission File No. 000-18815) with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2005;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 27, 2005;

     (c) The Registrant's Current Reports on Form 8-K dated July 25, 2005 and October 19, 2005; and

     (d) The description of the Registrant's Common Stock in its Registration Statement on Form 8-A, as amended September 9, 1991.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable; see Item 3(d) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock registered under this Registration Statement are being passed on for the Registrant by Quarles & Brady LLP, the Registrant's legal counsel.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties, or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article IX of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index following the signatures page in this Registration Statement. This Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on October 21, 2005.

                                        OUTLOOK GROUP CORP.
                                        (Registrant)


                                        By: /s/ JOSEPH J. BAKSHA
                                            ------------------------------------
                                            Joseph J. Baksha
                                            President and Chief Executive
                                            Officer

                                   ----------

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Fischer, Joseph J. Baksha and Paul M. Drewek, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.*


/s/ JOSEPH J. BAKSHA                    /s/ JEFFRY H. COLLIER
-------------------------------------   ----------------------------------------
Joseph J. Baksha, President and Chief   Jeffry H. Collier, Director
Executive Officer; Director
(Principal Executive Officer)


/s/ PAUL M. DREWEK                      /s/ JAMES L. DILLON
-------------------------------------   ----------------------------------------
Paul M. Drewek, Chief Financial         James L. Dillon, Director
Officer and Secretary (Principal
Financial Officer)


/s/ RICHARD C. FISCHER                  /s/ PAT RICHTER
-------------------------------------   ----------------------------------------
Richard C. Fischer,                     Pat Richter, Director
Chairman and Director


/s/ HAROLD J. BERGMAN                   /s/ A. JOHN WILEY, Jr.
-------------------------------------   ----------------------------------------
Harold J. Bergman, Director             A. John Wiley, Jr., Director


/s/ MICHAEL P. CISLER
-------------------------------------
Michael P. Cisler, Director

*    Each of these signatures is affixed as of October 21, 2005.

                               OUTLOOK GROUP CORP.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-18815)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT                                       INCORPORATED HEREIN BY REFERENCE
 NUMBER              DESCRIPTION                             TO                      FILED HEREWITH
-------              -----------              --------------------------------       --------------
4.1       Restated Articles of               Exhibit 3(i) to the Registrant's
          Incorporation of the               Annual Report on Form 10-K for
          Registrant, as amended through     the fiscal year ended May 31,
          November 1, 1994.                  1995.

4.2       Restated Bylaws of the             Exhibit 3(ii) to the Registrant's
          Registrant (as adopted on          Annual Report on Form 10-K for
          August 19, 1998).                  the fiscal year ended May 31,
                                             1998.

4.3       Articles III, IV, and VI of the    Contained in Exhibit 3.1 hereto
          Restated Articles of
          Incorporation of the Registrant.

4.4(a)    Amended and Restated Loan and      Exhibit 4.3(b) to the
          Security Agreement dated May       Registrant's Annual Report on
          12, 1999, among the Registrant     Form 10-K for the fiscal year
          and its subsidiaries, Bank of      ended May 31, 1999.
          America National Trust, and
          Savings Association.

4.4(b)    Amendment No. 1 thereto dated      Exhibit 4.2(b) to the
          November 30, 1999.                 Registrant's Annual Report on
                                             Form 10-K for the fiscal year
                                             ended May 31, 2004 ("2004 10-K").

4.4(c)    Amendment No. 2 thereto dated      Exhibit 4.2(c) to 2004 10-K.
          November 6, 2000.

4.4(b)    Amendment No. 5 thereto dated      Exhibit 4.4(d) to the 1994 10-K.
          November 6, 2000.

4.5(e)    Amendment No. 8 thereto            Exhibit 4.4(e) to the 1994 10-K.
          (extension) dated November 6,
          2000.

          [Other credit agreements were extensions, which had been superseded; the entire agreement has been replaced by Exhibit 4.6].

4.6(a)    Second Amendment and Restated      Exhibit 4.3 to 2004 10-K.
          Loan and Security Agreement
          dated August 11, 2004, among
          the Registrant, Outlook Label
          Systems, Inc., and Bank of
          American, N.A.

4.6(b)    Amendment No. 1 thereto dated      Exhibit 4.3(b) to the
          April 25, 2005.                    Registrant's Annual Report on
                                             Form 10-K for the fiscal year
                                             ended May 31, 2005.

EXHIBIT                                       INCORPORATED HEREIN BY REFERENCE
 NUMBER              DESCRIPTION                             TO                      FILED HEREWITH
-------              -----------              --------------------------------       --------------
5         Opinion of Quarles & Brady LLP                                                    X

23.1      Consent of Virchow, Krause &                                                      X
          Company, LLP

23.2      Consent of                                                                        X
          PricewaterhouseCoopers, LLP

23.3      Consent of Quarles & Brady LLP                                         Contained in Opinion
                                                                                 filed as Exhibit 5

24        Powers of Attorney                                                     Signature Page to this
                                                                                 Registration Statement

99        Registrant's 2005 Stock            Appendix A to the Registrant's
          Incentive Plan                     Proxy Statements dated September
                                             7, 2005, on Schedule 14A, for its
                                             2005 annual shareholder meeting.